SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 25, 2002
                                                           -------------

                       FIRST NIAGARA FINANCIAL GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                     0-23975                 16-1545669
-----------------------------    ------------------------  -------------------
(State or Other Jurisdiction      (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, New York           14095-0514
---------------------------------------------------------           ----------
(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code:  (716) 625-7500
                                                     --------------

                                 Not Applicable
                                 ---------------
          (Former name or former address, if changed since last report)

Items 1, 2, 3, 4, 6, 8 and 9:                        Not Applicable.

Item 5. Other Events

         On July 21, 2002, First Niagara Financial Group, Inc. (the "Registrant") entered into an Agreement and Plan of Reorganization by and Between First Niagara Financial Group, MHC (the "MHC"), the Registrant, First Niagara Bank ("First Niagara"), New First Niagara Financial Group, Inc. ("New FNFG"), Finger Lakes Bancorp, Inc. ("FLBC") and Savings Bank of the Finger Lakes, FSB ("SBFL"). The MHC is the mutual holding company of the Registrant, and owns approximately 62% of the Registrant's outstanding shares of common stock. First Niagara is the Registrant's wholly-owned subsidiary. New FNFG is a Delaware corporation that has been formed to facilitate the merger of FLBC with and into the Registrant. FLBC is the holding company for SBFL. As of June 30, 2002, FLBC had total consolidated assets of $387.8 million and total consolidated deposits of $265.1 million.

         The Agreement provides for the merger of FLBC with and into the Registrant, with the Registrant as the surviving entity. Immediately after the Merger, SBFL shall merge with and into First Niagara, with First Niagara as the resulting institution. The Registrant will pay $20.00 per share for each of the 3,173,807 outstanding shares. The Registrant will also pay the difference of $20.00 and the exercise price per option for each of FLBC's 330,390 outstanding stock options. The aggregate merger consideration will be 50% cash and 50% conversion stock. It is expected that the aggregate purchase price of the transaction will be approximately $67 million.

         A copy of the Agreement and Plan of Reorganization is filed as an exhibit to this Form 8-K.

Item 7. Financial Statements and Exhibits

(a)      Not Applicable.

(b)      Not Applicable.

(c)      Exhibits.

Exhibit No.       Description
-----------       -----------

99.1 Agreement and Plan of Reorganization by and Between First Niagara Financial Group, MHC, First Niagara Financial Group, Inc., New First Niagara Financial Group, Inc., First Niagara Bank, Finger Lakes Bancorp, Inc. and Savings Bank of the Finger Lakes, FSB.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                               FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: July 25, 2002        By: /s/ Paul J. Kolkmeyer
                               -------------------------------------------------
                               Paul J. Kolkmeyer
                               Executive Vice President, Chief Operating Officer and Chief Financial Officer
                               (Duly authorized representative)